                    ======================================


                            STOCK OPTION AGREEMENT

                                by and between

                          RECOVERY ENGINEERING, INC.

                                      and

                        THE PROCTER AND GAMBLE COMPANY

                          Dated as of August 26, 1999


                    ======================================

                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of August 26, 1999 (this "Agreement"), by
                                                                ---------
and between Recovery Engineering, Inc., a Minnesota corporation (the "Company"),
                                                                      -------
and The Procter and Gamble Company, an Ohio corporation ("Grantee").
                                                          -------

                                   RECITALS

     WHEREAS, the Company, Grantee and Tenzing, Inc., a Minnesota corporation and a wholly owned subsidiary of Grantee ("Merger Sub"), have entered into an
                                           ----------
Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended and supplemented, the "Merger Agreement"; defined terms used but not
                               ----------------
defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, an Offer by Merger Sub for all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common
                                                                 --------------
Stock") and, subsequent thereto, assuming the Offer is consummated on the terms
-----
set forth in the Offer Documents and all the other conditions to the Merger are satisfied or waived, the Merger of Merger Sub with and into the Company with the Company as the surviving corporation in the Merger, pursuant to which the Company will become a wholly owned subsidiary of Grantee; and

     WHEREAS, as a condition and inducement to each of Grantee's and Merger Sub's willingness to enter into the Merger Agreement, Grantee has requested that the Company agree, and the Company has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Company and Grantee agree as follows:

     Section 1.  Grant of Option.  Subject to the terms and conditions set forth
                 ---------------
herein, the Company hereby grants to Grantee an irrevocable option (the

"Option") to purchase up to 1,202,875 (as adjusted as set forth herein) shares
 ------
(the "Option Shares") of Company Common Stock, at a purchase price of $35.25 (as
      -------------
adjusted as set forth herein) per Option Share (the "Purchase Price"); provided,
                                                     --------------    --------
however, that in no event shall the number of Option Shares exceed 19.9% of the
-------
capital stock entitled to vote generally for the election of directors of the Company that is issued and outstanding at the time of exercise (without giving effect to the Option Shares issued or issuable under the Option) (the "Maximum
                                                                       -------
Applicable Percentage").  The number of Option Shares purchasable upon exercise
---------------------
of the Option and the Option Price is subject to adjustment as set forth herein and subject to Section 9(b).

     Section 2.  Exercise of Option.  (a)  Grantee may exercise the Option, with
                 ------------------
respect to any or all of the Option Shares at any time, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is entitled to receive a Termination Fee pursuant to Section
9.3 of the Merger Agreement (a "Purchase
                                --------

Event") (regardless of whether the Merger Agreement is actually terminated and
-----
whether such Termination Fee is then actually paid); provided, however, that (i)
                                                     --------  -------
except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Time, (B) termination of the Merger Agreement in accordance with its terms other than upon, during the continuance of, or after, a Purchase Event or an event which could lead to a Purchase Event, and (C) 120 days after the first occurrence of a Purchase Event, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings, expiration of applicable waiting periods or authorizations, the failure of which to have obtained or made would have the effect of making the purchase of Option Shares by Grantee illegal (the "Regulatory Approvals").
                                          --------------------
Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder (including, without limitation, Section 7 hereof) which by their terms do not terminate or expire prior to or as of such termination.

          (b) In the event that Grantee is required to, or is entitled to and wishes to exercise the Option, it will send to the Company a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice
 ---------------                                                      ------
Date") to that effect which Exercise Notice also specifies the number of Option
----
Shares, if any, Grantee wishes to purchase, the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase and a date (an "Option Closing Date"), subject to the following sentence, not later
          -------------------
than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in
 --------------
New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the provisions of Section 2(c).

          (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable Laws, which may prohibit the purchase of any or all of the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable Laws, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. The Company agrees to use its reasonable best efforts to assist Grantee in seeking the Regulatory Approvals and Grantee agrees to use its reasonable best efforts to obtain such Regulatory Approvals as promptly as practicable.

          In the event that Grantee exercised the Option and either (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, then Grantee shall have the right, but not the obligation, to exercise its Cash-Out Right pursuant to Section 7(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

     Section 3.  Payment and Delivery of Certificates.  (a)  At any Option
                 ------------------------------------
Closing, Grantee will pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

          (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), the Company will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all Liens. If at the time of issuance of the Option Shares hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share shall also represent such rights or other securities with terms substantially the same as, and at least as favorable to the Grantee as are provided under any shareholder rights agreement or similar agreement of the Company then in effect.

          (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

It is understood and agreed that the legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     Section 4.  Covenants of the Company.  In addition to its other agreements
                 ------------------------
and covenants herein, the Company agrees:

          (a) Shares Reserved for Issuance.  To maintain, free from preemptive
              ----------------------------
rights, sufficient authorized but unissued or treasury shares of Company Common Stock so that the Option may be fully exercised without additional authorization of Company Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Company Common Stock from the Company, and to issue the appropriate number of shares of Company Common Stock pursuant to the terms of this Agreement.

          (b) No Avoidance.  Not to avoid or seek to avoid (whether by charter
              ------------
amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by the Company.

     Section 5.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
hereby represents and warrants to Grantee as follows:

          (a) Merger Agreement.  The Company hereby makes each of the
              ----------------
representations and warranties contained in Sections 4.3, 4.5, 4.6, 4.21 and
4.22 of the Merger Agreement as they relate to the Company and this Agreement, as if such representations and warranties were set forth herein.

          (b) Authorized Stock.  The Company has taken all necessary corporate
              ----------------
and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Company Common Stock necessary for Grantee to exercise the Option, and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Company Common Stock to be issued upon due exercise of the Option, including all additional shares of Company Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 7, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including without limitation, any preemptive rights of any shareholder of the Company.

          (c) Takeover Statutes.  The Company's Board of Directors has taken all
              -----------------
appropriate and necessary actions such that Sections 302A.671, 302A.673 and 302A675 of the MBCA are inapplicable to the execution and delivery of this Agreement and to the consummation of the transactions contemplated hereby. No other takeover Law as in effect on the date hereof is applicable to the execution and delivery of this Agreement, the Company Common Stock issuable hereunder or to the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company's articles of incorporation, by-laws or agreements is applicable to the execution and delivery of this Agreement, the Company Common Stock issuable hereunder or to the other transactions contemplated by this Agreement.

               Section 6.  Representations and Warranties of Grantee.  Grantee
                           -----------------------------------------
hereby represents and warrants to the Company that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

               Section 7.  Adjustment Upon Changes in Capitalization, etc.  (a)
                           ----------------------------------------------
In the event of any change in the Company Common Stock by reason of a stock dividend, split-up, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Company Common Stock subject to the Option will be adjusted so that, after such issuance, it equates the Maximum Applicable Percentage.

          (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Company enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and the Company will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into the Company and the Company will be the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable, and make any other necessary adjustments.

          (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to the Company an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 7(c), then
                         --------------
the Company shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 NASDAQ/National Market System ("NASDAQ/NMS") trading days
                                                  ----------
commencing on the 12th NASDAQ/NMS trading day immediately preceding the Notice Date, per share of Company Common Stock as reported on the NASDAQ/NMS (or, if not listed on the NASDAQ/NMS, as reported on any other national securities exchange or national securities quotation system on which the Company Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast
                                          -----------------------
edition), or, if not reported therein, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination
 -------------
of the Option, Grantee will be entitled to exercise its rights under this
Section 7(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

     Section 8. Registration Rights.  The Company will, if requested by Grantee
                -------------------
at any time and from time to time within two years of the exercise of the Option (a "Demand Registration"), as expeditiously as possible prepare and file up to
    -------------------
two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all Option Shares or securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use its best efforts to qualify such Option Shares or other securities under any applicable state securities laws. The Company will use best efforts to cause each such registration statement to become effective when requested by Grantee, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 consecutive calendar days if the Board of Directors of the Company shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would be seriously detrimental to the Company; provided, however, that the suspension of the Company's obligations may occur
--------  -------
only one time in any six-month period; provided, further, that any requested
                                       --------  -------
registration suspended hereunder will not count for purposes of requests for Demand Registrations to which Grantee is entitled hereunder. All expenses related to a registration statement prepared and filed under this Section 8, and any sale covered thereby, will be at the Company's expense, except for underwriting discounts or commissions. Grantee will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, the Company effects a registration under the Securities Act of Company Common Stock for its own account or for any other shareholders of the Company (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of the Company to effect Demand Registrations for Grantee under this Section 8; provided, that, if the managing underwriters of such offering advise the Company
--------  ----
in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering or could materially impact the marketing or prices of such offering, the Company will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by the Company and any other seller of securities under such registration statement.
In connection with any registration pursuant to this Section 8, the Company and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     Section 9.  Limitation on Profit.  (a)  Notwithstanding any other provision
                 --------------------
of this Agreement, in no event shall Grantee's Total Profit (as defined below) plus any Termination Fee paid to Grantee pursuant to Section 9.3 of the Merger Agreement exceed in the aggregate $11,865,000 and, if the total amount that otherwise would be received by Grantee would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to the Option, (ii) deliver to the Company for cancellation Option Shares previously purchased by Grantee against the refund of the purchase price therefor, (iii) pay cash to the Company or (iv) any combination thereof, so that Grantee's actually realized Total Profit, when aggregated with such Termination Fee so paid to Grantee, shall not exceed $11,865,000, based on the transaction value after taking into account the foregoing actions.

                 (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee, and after giving effect to any election made by Grantee under Section 9(a), would exceed $11,865,000; provided, that nothing in this sentence shall restrict any exercise
             --------
of the Option permitted hereby on any subsequent date.

                 (c)  As used herein, the term "Total Profit" shall mean the
                                                ------------
aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to the Grantee's exercise of the Cash-Out Right, (ii)(x) the net cash amounts or the fair market value of any property received by Grantee pursuant to the sale of Option Shares (or (A) any other securities into which such Option Shares are converted or exchanged or (B) any property, cash or other securities received pursuant to adjustments under Section 7 or delivered pursuant to Section 3(b) ("Additional Property"))
                                                        -------------------
to any unaffiliated party, but in no case less than the fair market value of such Option Shares at the time of such sale, less (y) the Grantee's purchase price of such Option Shares, and (iii) the net cash amounts received by Grantee on the transfer (in accordance with Section 16(a) hereof) of the Option (or any portion thereof) to any unaffiliated party.

                 (d)  As used herein, the term "Notional Total Profit" with
                                                ---------------------
respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming for such purpose that the Option were exercised on such date for such number of Option Shares and assuming that (i) such Option Shares (or any other securities into which such Option Shares are converted or exchanged), together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price on the NASDAQ/NMS for the Company Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions) and (ii) the Additional Property is disposed of for fair market value.

     Section 10. Listing.  If Company Common Stock or any other securities to
                 -------
be acquired upon exercise of the Option are then listed on the NASDAQ/NMS (or any other national securities exchange or national securities quotation system), the Company, upon the request of Grantee, will promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS (and any other such national securities exchange or national securities quotation system) and will use its best efforts to obtain approval of such listing as promptly as practicable.

     Section 11. Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for twelve months after the termination of the Option. The covenants and agreements made herein will survive in accordance with their respective terms.

     Section 12. Expenses.  Except as otherwise provided in the Merger
                 --------
Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

     Section 13. Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, all of which shall be considered the same agreement.

     Section 14. Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of laws thereof.

     Section 15. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed to facsimile to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, or sent by confirmed telecopier and on the day after it has been so mailed or sent by courier:

               To Grantee:

               The Procter and Gamble Company
               One Procter and Gamble Plaza
               Cincinnati, OH 45202
               Attention: Treasurer
               Fax: 513-983-9379

               with a copy (which shall not constitute notice) to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY 10004
               Attention: Stephen Fraidin (P.C.)
               Fax: 212-859-4000

               To the Company:

               Recovery Engineering, Inc.
               9300 North 75/th/ Street
               Minneapolis, MN 55428
               Attention: Chief Executive Officer
               Fax: 612-315-5508
                  with a copy (which shall not constitute notice) to:

                  Robins, Kaplan, Miller & Ciresi L.L.P.
                  2800 LaSalle Plaza
                  800 LaSalle Avenue
                  Minneapolis, MN 55402
                  Attention: Eric O. Madison, Esq.
                  Fax: 612-339-4181

     Section 16.  Miscellaneous. (a) This Agreement shall not, nor shall any of
                  -------------
the rights or interests hereunder, be assigned by any party hereto or assignable by operation of law or otherwise without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign its rights hereunder to an affiliate, but nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit to the parties hereto and their respective successors and assigns.

     (b) The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     (c) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 17.  Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 18.  Enforcement of Agreement; Waiver of Jury Trial.  (a)  The
                  ----------------------------------------------
parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court, this being in addition to any other remedy to which they are entitled at law or in equity.

               (b) Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement.

                    Section 19.  Extension of Time, Waiver, Etc.  The Company
                                 ------------------------------
and Grantee may:

               (a) extend the time for the performance of any of the obligations or acts of the other party;

               (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

               (c) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by the Company or Grantee in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any extension or waiver contemplated by this Section 19 shall be valid only if set forth in an instrment in writing signed on behalf of such party.

                    Section 20.  Amendment.  This Agreement may not be amended,
                                 ----------
except by an instrument in writing signed on behalf of each of the parties.

                    Section 21.  Further Assurances.  In the event of any
                                 ------------------
exercise of the Option by Grantee, the Company and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     IN WITNESS WHEREOF, the Company and Grantee have each caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.



                                    THE PROCTER AND GAMBLE COMPANY

                                         /s/ Gretchen W. Price
                                    By: ___________________________
                                        Name: Gretchen W. Price
                                        Title: Treasurer



                                    RECOVERY ENGINEERING, INC.

                                         /s/ Brian F. Sullivan
                                    By: ___________________________
                                        Name: Brian F. Sullivan
                                        Title: Chairman